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                                                           EXHIBIT 23.1


                            GOLDSTEIN AND MORRIS
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.
                                501 FIFTH AVENUE
                              NEW YORK, N.Y. 10017


ALBERT M. GOLDSTEIN                                 TELEPHONE (212) 688-3378
EDWARD B. MORRIS                                    FAX (212) 599-6438
ALAN J. GOLDBERGER



January 6, 1997

To the Board of Directors of
Financial Performance Corporation


Dear Sirs:

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated December 12, 1996 relating to the financial statements of Financial Performance Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Very truly yours,

/s/ Goldstein and Morris
------------------------

Goldstein and Morris. CPA's, P.C.
New York, New York